SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 17, 2003

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company announced today that it has reached agreement with Dominion Energy Terminal Company, Inc. of Richmond, Virginia, a subsidiary of Dominion Energy, which is a unit of Dominion (NYSE: D), for the sale of Westmoreland Terminal Company’s 20% interest in Dominion Terminal Associates and associated industrial revenue bonds for $10.5 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated March 17, 2003.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 17, 2003	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Westmoreland Agrees To Sell Interest In
Dominion Terminal Associates

• Will eliminate ongoing expenses related to DTA
• $4.5 million pretax gain will be recognized upon closing
• Significant 2002 tax benefit expected
• Completes divestiture of non-strategic Eastern assets

Colorado Springs, CO – March 17, 2003 – Westmoreland Coal Company (AMEX: WLB) announced today that it has reached agreement with Dominion Energy Terminal Company, Inc. of Richmond, Virginia (“DETC”), a subsidiary of Dominion Energy, which is a unit of Dominion (NYSE: D), for the sale of Westmoreland Terminal Company’s 20% interest in Dominion Terminal Associates (“DTA”) and associated industrial revenue bonds for $10.5 million. (DTA is not affiliated with Dominion.) Pursuant to a simultaneously executed Throughput Agreement, Westmoreland Terminal Company will guarantee throughput through the terminal for a period of three years. To secure the throughput commitment, $6.0 million of the sale proceeds will be deposited as collateral for a stand-by letter of credit for the benefit of DETC. In addition, Westmoreland Coal Company has guaranteed Westmoreland Terminal Company’s performance of the terms of the purchase and sale agreement. After closing, DETC will assume all of Westmoreland Terminal Company’s DTA partnership obligations. Westmoreland will recognize a pretax gain of approximately $4.5 million when the transaction closes. As a result of the sale agreement Westmoreland will also recognize a significant tax benefit in its 2002 year-end results. Closing is expected to occur promptly upon receipt of all bank and partnership consents or following expiration of DTA partnership rights of first refusal.

Westmoreland was one of a group of companies that developed the DTA coal shipping and storage facility in the early 1980’s for the export of U.S. coal. Westmoreland served the facility, located in Newport News, Virginia, from its Eastern mines and third party coal brokering business. Since exiting these businesses in the mid-1990’s, the Company has leased its throughput capacity at DTA to third parties while seeking alternatives for this non-strategic asset, including divestiture.

Christopher K. Seglem, Chairman, President and CEO of Westmoreland Coal Company commented: “We are extremely pleased to have reached agreement with DETC for the sale of our DTA-related assets. With Westmoreland’s departure from the eastern coalfields, the terminal lost its strategic value to us and we have been unable to run it profitably as a leased export facility. DETC, on the other hand, has a number of interests which may be served through acquiring our interest on such reasonable terms. This sale will free Westmoreland from the need to devote time and resources to DTA and will eliminate future costs associated with the Terminal. Eliminating those costs, which have reduced the Company’s consolidated income, should also permit the Company to realize the value of its tax loss carry forwards more quickly.”

Dominion is one of the nation’s larger consumers of Central Appalachian coals, especially Virginia coal. Dominion said the DTA and Cove Point LNG Terminal acquisitions provide the company with excellent fuel management capabilities.

Westmoreland Coal Company is the oldest independent coal company in the United States and was ranked among the top ten U.S. coal producers in 2002. Westmoreland’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, Texas and North Dakota. The Company also owns interests in three independent power projects. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. Westmoreland’s web site will be available before the end of March.

Dominion is one of the nation’s largest producers of energy, with a diversified and integrated energy portfolio consisting of 24,000 megawatts of generation, 6.1 trillion cubic feet equivalent of proved natural gas reserves, 7,900 miles of natural gas transmission pipeline and more than 960 billion cubic feet of storage capacity. Dominion also serves 5 million retail energy customers in nine states. In addition, Dominion owns a managing equity interest in Dominion Fiber Ventures LLC, owner of Dominion Telecom. For more information about Dominion, visit the company’s web site at www.dom.com.

Certain statements in this report which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; healthcare cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its business strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings; the claims between the Company and Washington Group International, Inc. and other factors discussed in Items 1, 3 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600